RTA ASSOCIATES, LLC
                         2000 WINTON ROAD SOUTH, BLDG. 4
                               ROCHESTER, NY 14618

                              CONSULTING AGREEMENT

     This Agreement is made by and between RTA Associates, LLC, with an address of 2000 Winton Road South, Rochester, New York 14618 ("Consultant") and US LEC LLC ("USLEC"), a Delaware limited liability company with its principal offices located at 212 South Tryon Street, Suite 1540, Charlotte, North Carolina 28281.

     1. Retention as Consultant. USLEC hereby retains Consultant and Consultant hereby accepts such engagement and agrees to perform the services for USLEC as hereinafter set forth. During the Term hereof, Consultant shall act as a general business consultant to USLEC, particularly in the areas of strategic business analysis and planning, financial planning and capital formation, as well as in such other areas as may be assigned from time to time by USLEC's Chairman, President and/or Board of Directors. Consultant shall perform its duties in a diligent, effective, and loyal manner.

     2. Compensation. Consultant shall be compensated by USLEC for all services to be rendered by it pursuant to this Agreement by the payment to it of consulting fees in the amount of $125,000.00 per year. In addition, USLEC shall reimburse Consultant for Consultant's reasonable out-of-pocket expenses incurred with respect to the performance of its consulting activities hereunder upon Consultant's presentation, within 30 days after incurring such expenses, of vouchers, receipts, and such other evidence of expenses incurred as shall be reasonably required by USLEC.

     3. Term. The term of this Agreement shall be from January 1, 1997 through December 31, 1997, and shall automatically be renewed for successive one-year terms until terminated by one party giving the other at least 30 days' advance notice of its intention to terminate this Agreement at the end of its then-current year.

     4. Relationship. Consultant and USLEC are and shall be independent contractors in their relationship with each other and neither is nor shall be considered an agent, employee, or legal representative of the other for federal or state tax purposes or for any other purposes whatsoever. Consultant has no express or implied authority to assume or create any obligation or responsibility on behalf of USLEC or to bind USLEC in any way. Consultant agrees to indemnify, defend, and hold USLEC harmless from and against all claims, damages or liabilities as a result of its breach of this Paragraph. Consultant further acknowledges that as an independent contractor, it shall not be entitled to receive any insurance coverage or other fringe benefits that USLEC customarily provides to its employees, except as may be specifically provided in this Agreement; and that no withholding, FICA or other taxes will be paid or withheld by USLEC on its behalf.

     5.   General Provisions.

          (a) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their personal representatives, successors and assigns.

          (b) Assignment. This Agreement may not be assigned, in whole or in part, by Consultant without the prior written consent of USLEC.

          (c) Entire Agreement. This Agreement contains the entire understanding between or among the parties hereto and supersedes any prior understanding, memoranda or other written or oral agreements between or among any of them respecting the within subject matter.

          (d) Modifications; Waiver. No modification or waiver of this Agreement or any party hereof shall be effective unless in writing and signed by the party or parties sought to be charged therewith. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. No waiver of any breach or condition of this Agreement by or with respect to any party hereto shall be deemed to be a waiver of the same breach or condition with respect to any other party hereto. No course of dealing between or among any of the parties hereto will be deemed effective to modify, amend or discharge any part of this Agreement or the rights or obligations of any party hereunder.

          (e) Partial Invalidity. If any provision of this Agreement shall be held invalid or unenforceable by competent authority, such provision shall be construed so as to be limited or reduced to be enforceable to the maximum extent compatible with the law as it shall then appear. The total invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

          (f) Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given (I) upon hand delivery, or (ii) on the third day following delivery to the U.S. Postal Service as certified or registered mail, return receipt requested and postage prepaid, or
               (iii) on the first day following delivery to a nationally recognized United States overnight courier service, fee prepaid, return receipt or other confirmation of delivery requested, or
               (iv) when telecopied or sent by facsimile transmission to the following fax numbers:


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               If to USLEC: 704-319-1345 Attention: President

               If to Consultant: 716-424-5909, Attention: Richard T. Aab

               Any such notice or communication shall be delivered or directed to a party at its address or fax number set forth above or at such other address or fax number as may be designated by a party in a notice given to all other parties hereto in accordance with the provisions of this paragraph.

          (g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York pertaining to contracts made and to be wholly performed within such state, without taking into account conflicts of laws principles.

          (h) Jurisdiction and Venue. In the event that any legal proceedings are commenced in any court with respect to any matter arising under this Agreement, the parties hereto specifically consent and agree that the courts of the State of New York and/or the United States Federal Courts located in the State of New York shall have exclusive jurisdiction over each of the parties hereto and over the subject matter of any such proceedings, and the venue of any such action shall be in Monroe County, New York and/or the United States District Court for the Western District of New York.

          (i) Injunctive Relief. In the event of a breach or threatened breach of any of the terms of this Agreement, USLEC shall be entitled to an injunction restraining Consultant from committing any breach of this Agreement without showing or proving any actual damages and without diminishing any other right or remedy which USLEC may have at law or in equity to enforce the provisions of this Agreement.

          (j) Expenses of Parties. In the event of a breach of this Agreement, the prevailing party(ies) in any resulting litigation shall be reimbursed its/their reasonable attorneys' fees and expenses incurred in such litigation by the party(ies) against whom judgment is rendered.

          (k) Headings. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          (l) Fair Meaning. This Agreement shall be construed according its fair meaning, the language used shall be deemed the language chosen by the parties hereto to express their mutual intent, and no presumption or rule of strict construction will be applied against any party hereto.


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


          (m) Gender. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms and the singular use of nouns, pronouns and verbs shall include the plural and vice versa.

          (n) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of said counterparts together shall constitute but one of the same instrument.


IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the 18th day of December, 1997


CONSULTANT:                             US LEC,LLC
RTA ASSOCIATES, LLC

By: /s/ Richard T. Aab          By: /s/ T.V. Ganatra
    -----------------------         --------------------
     Richard T. Aab, Member             Title: President & COO


January 1, 1998


RTA Associates LLC
Attn: R.T. Aab
2000 Winton Road South
Bldg. 4
Rochester, N.Y. 14618

RE: Consulting Agreement with US LEC

Dear Mr. Aab:


US LEC hereby notifies you that the consulting agreement between RTA Associates LLC and US LEC dated December 18, 1997 is terminated for future years effective January 1, 1998.


Sincerely,

/s/ Richard T. Aab
---------------------------
Richard T. Aab
Chairman & CEO

RTA:alc

I hereby agree to the termination of the agreement described above


RTA Associates LLC

By:  /s/ Richard T. Aab                                       1/4/98
     -------------------                                     --------
     Richard T. Aab, Manager                                   Date




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